Exhibit 99.1

CVR Energy Finalizes Special Dividend,
Determines Cash Distribution Payable to CVR Energy Stockholders

SUGAR LAND, Texas (June 10, 2021) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced that it has determined the amount of cash per share of its common stock to which each of its stockholders is entitled in connection with the previously announced special dividend of $492 million, to be paid in a combination of cash (the “Cash Distribution”) and the common stock of Delek US Holdings, Inc. (“Delek”) held by the Company (the “Stock Distribution”). The Company will distribute an aggregate amount of approximately $242 million, or $2.40 per share of the Company’s common stock, pursuant to the Cash Distribution and 10,539,880 shares of Delek common stock, which represented approximately 14.3% of the outstanding shares of Delek common stock, pursuant to the Stock Distribution.

The Stock Distribution was made today in the form of a pro rata common stock dividend to each share of the Company’s common stock outstanding as of May 26, 2021 (the “Record Date”). Based on the shares of the Company’s common stock outstanding as of the close of business on the Record Date, the Company distributed approximately 0.1048 of a share of Delek common stock for each share of the Company’s common stock outstanding as of the Record Date. No fractional shares of Delek common stock were distributed. Instead, stockholders will receive cash in lieu of any fractional share of Delek common stock that they otherwise would have received.

The final amount of the Cash Distribution portion of the special dividend, approximately $242 million, was determined after market close today, based on the difference between $492 million and approximately $250 million, which was the value of the Stock Distribution as of June 10, 2021. Each holder of shares of the Company’s common stock outstanding as of the Record Date is entitled to receive a pro rata portion of the final amount of the Cash Distribution. Based on the shares of the Company’s common stock outstanding as of the close of business on the Record Date, such common stockholders shall receive $2.40 per share for each share of the Company’s common stock held as of the Record Date.

The New York Stock Exchange (“NYSE”) has determined that CVR Energy’s shares will trade with “due-bills” representing an assignment of the right to receive the special dividend through the ex-dividend date of June 11, 2021, the first business day following the Distribution Date. Stockholders who sell their shares on or before the Distribution Date will not be entitled to receive the special dividend. Due-bills obligate a seller of shares to deliver the dividend payable on such shares to the buyer. The due-bill obligations are settled customarily between the brokers representing the buyers and sellers of the shares. CVR Energy has no obligation for either the amount of the due-bill or the processing of the due-bill. Buyers and sellers of CVR Energy’s shares should consult their broker before trading to be sure they understand the effect of the NYSE’s due-bill procedures.

An information statement describing the special dividend was included as an exhibit to a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2021. Additional information on the special dividend, including a copy of the information statement, was posted to CVR Energy’s website at https://cvrenergy.gcs-web.com.

Forward-Looking Statements and Notices

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding payment of a special dividend of cash and Delek stock and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including the timing and amount of and our ability to make the Stock Distribution and Cash Distribution, health and economic effects of COVID-19, the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of the Company to pay cash dividends; costs of compliance with existing or new laws and regulations and potential liabilities therefrom; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied herein. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 36 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com